Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

MONOGRAM ORTHOPAEDICS, INC.

(a Delaware corporation hereinafter called the “Corporation”)

The Corporation pursuant to the provisions of Section 109 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”) adopts these Amended and Restated Bylaws (hereinafter, the “Bylaws”), which restate, amend and supersede the bylaws of the corporation, in their entirety as described below:

ARTICLE I.

Offices

Section 1.1.Office. The principal office of the Corporation shall be located at such address within or without the State of Delaware as the board of directors of the Corporation (the “Board”) shall fix.

ARTICLE II.

Meetings of the Stockholders

Section 2.1.Annual Meeting. The annual meeting of stockholders for the election of directors and the transaction of such other business as may come before it shall be held on such date and at such place, within or without the State of Delaware, as shall be fixed by the Board.  The Board may, in its sole discretion, determine that a meeting shall not be held at any place, but shall instead be held solely by means of remote communication in accordance with Section 211(a) of the DGCL.

Section 2.2.Special Meetings. A special meeting of the stockholders of the Corporation may be called at any time by the Chief Executive Officer or by the Board pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies, but such special meeting may not be called by any other person or persons. Written notice of the date, time, place and specific purpose or purposes for which such meeting is called shall be given by mail to each stockholder entitled to vote thereat at such stockholder’s address as it appears on the records of the Corporation not less than ten (10) nor more than sixty (60) days prior to the scheduled date thereof. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Special meetings of the stockholders, for any purpose or purposes, may be called at any time by the Board, the President of the Corporation or by one or more stockholders holding shares of the Corporation representing in the aggregate not less than 67% of the issued and outstanding shares entitled to vote. Any such request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice.

Section 2.3.Fixing Record Date for Meetings. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix, in advance, a record date for any such determination of stockholders. Such date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed it shall be determined in accordance with the provisions of law.

Section 2.4.Notice of Meeting. Notice of the place, if any, date, hour, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and means of remote communication, if any, of every meeting of stockholders shall be given by the Corporation not less than ten days nor more than 60 days before the meeting (unless a different time is specified by law) to every stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. Except as otherwise provided herein or permitted by applicable law, notice to stockholders shall be in writing and delivered personally or mailed to the stockholders at their address appearing on the books of the Corporation.  Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice of meetings may be given to stockholders by means of electronic transmission in accordance with applicable law. Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

Section 2.5.Quorum. Except as otherwise provided by law, the Sixth Restated Certification of Incorporation of the Corporation (the “Certificate of Incorporation”) or these Bylaws, the presence at a duly organized meeting of the stockholders entitled to cast at least one-third (1/3) of the votes that all stockholders are entitled to cast on a particular matter shall constitute a quorum for the purpose of considering the matter. The stockholders present at a meeting may adjourn the meeting despite the absence of a quorum.

Section 2.6. Organization. Meetings of the stockholders shall be presided over by such member of the Board or Officer of the Corporation designated by the Board. In the absence of such designation by the Board, meetings of stockholders shall be presided over by the Chairperson of the Board, if any, or in his or her absence by the Vice Chairperson of the Board, if any, or in his or her absence by the Chief Executive Officer, or in his or her absence by the President, or in the absence of the President, any Vice President, or in the absence of the foregoing persons by a chairperson designated by the Board, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 2.7.Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent in writing without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be signed by the stockholder or his attorney-in-fact. No proxy shall be valid after expiration of three years from the date thereof unless otherwise provided in the proxy.  A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.

Section 2.8.Voting. Except as otherwise provided in the Certificate of Incorporation (as amended from time to time the “Certificate of Incorporation”) or otherwise required by law, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. Except as otherwise provided in the Certificate of Incorporation or otherwise required by law, the election of directors shall be decided by a plurality of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any matter, other than the election of directors, brought before any meeting of stockholders shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter and, if any stockholders are entitled to vote on such matter as a class, upon receiving the affirmative vote of a majority of the votes cast by the stockholders entitled to vote as a class.

Section 2.9.Ballots. The vote upon any question before any stockholders’ meeting need not be by written ballot.

Section 2.10.Action Without a Meeting of the Stockholders. Any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is (i) signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were in attendance and (ii) delivered to the Corporation in accordance with Section 228(a) of the DGCL.

Section 2.11.  Inspectors at Meetings of Stockholders. In advance of any stockholders’ meeting, the Board shall appoint one or more inspectors to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

Section 2.12  Stockholder List. For a period of at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting showing the address and number of shares registered in the name of each stockholder shall be open to the examination of any stockholder, for any purpose germane to the meeting, (i) on a reasonably accessible electronic network, provided that, the information required to access such list is provided with the notice of meeting or (ii) during ordinary business hours, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the entire time thereof, and may be inspected by any stockholder who is present.

ARTICLE III.

Directors

Section 3.1.General Powers. The property, business and affairs of the Corporation shall be managed under the direction of the Board. The Board may exercise all such powers of the Corporation and have such authority and do all such lawful acts and things as are permitted by law, the Certificate of Incorporation and these Bylaws.

Section 3.2.Number of Directors. The Board shall consist of one or more members, the exact number thereof to be determined from time to time by resolution of the Board. Directors need not be stockholders of the Corporation.

Section 3.3.Term. Each director shall hold office until such director’s successor is elected and qualified or until such director’s earlier resignation or removal.

Section 3.4.Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board.

Section 3.5.Vacancies and Newly Created Directorships. Except as otherwise provided in the Certificate of Incorporation, any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Board, shall be filled solely by the affirmative votes of a majority of the remaining members of the Board, although less than a quorum, or by a sole remaining director. A director so elected shall be elected to hold office until the earlier of the expiration of the term of office of the director whom he or she has replaced, a successor is duly elected and qualified or the earlier of such director's death, resignation or removal.

Section 3.6.Removal. Any director may be removed during his or her term of office, with or without cause, by and only by a majority vote or written consent of the stockholders.

Section 3.7.Quorum of Directors. The presence of a majority of the Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board.

Section 3.8.Action of the Board. Except as otherwise expressly required by these Bylaws, the Certificate of Incorporation or by applicable law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. Each director present at a meeting shall have one vote.

Section 3.9.Regular Meetings. Regular meetings of the Board may be held at such time and place as shall from time to time be fixed by the Board and no notice thereof shall be necessary.

Section 3.10.Special Meetings. Special meetings of the Board shall be held upon notice to the directors by the chairman or the Chief Executive Officer, or by resolution of the Board or by waiver of notice. Unless waived, notice of each special meeting of the Board, stating the time and place of the meeting, shall be given to each director at least 24 hours prior to the meeting. Special meetings of the Board shall be held at such place, within or without the State of Delaware, as the Board determines or, if not so determined, at the principal business office of the Corporation.

Section 3.11 Waiver of Notice. Whenever notice to directors is required by applicable law, the Certificate of Incorporation or these Bylaws, a waiver thereof, in writing signed by, or by electronic transmission by, the director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board or committee meeting need be specified in any waiver of notice.

Section 3.12 Organization. At each meeting of the Board, the Chief Executive Officer or, in his or her absence, another director selected by the Board shall preside. The secretary shall act as secretary at each meeting of the Board. If the secretary is absent from any meeting of the Board, an assistant secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the secretary and all assistant secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

Section 3.13.Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it to the extent so authorized by the Board. Unless the Board provides otherwise, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board provides otherwise, each committee designated by the Board may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board conducts its business pursuant to this Article III.

Section 3.14.Unanimous Written Consent in Place of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, an action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all the members of the Board or committee consent in writing to the adoption of a resolution authorizing the action.

Section 3.15.Meetings by Conference Telephone or Similar Device. Any meeting of the Board or a committee thereof may be conducted by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 3.16 Compensation of Directors. Directors may receive such reasonable compensation for their services as directors, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board may from time to time determine. Nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV.

Officers

Section 4.1.Executive Officers. The Board shall elect a President and a Secretary, and may also elect and such number of Vice Presidents and such other officers, if any, as it may from time to time determine. Any director may also serve as an officer. Any number of offices may be held by the same person.

Section 4.2.President. The President shall be the chief executive officer of the Corporation and shall have all powers customarily appertaining to such office; shall preside at all meetings of the stockholders; shall manage the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect, subject to the right of the Board to delegate any specific powers to any other officer or officers of the Corporation.

Section 4.3.Secretary. The Secretary shall have the duties which customarily appertain to such office, and shall have the duty to record the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose.

Section 4.4.Vice President. Any Vice President of the Corporation shall have such duties as the Board may from time to time prescribe.

Section 4.5.Term; Removal. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board may be removed at any time by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the corporation shall be filled by the Board.

Section 4.6.Compensation. The salaries of the officers of the Corporation shall be fixed from time to time by the Board, except that the Board may delegate to any Executive Officer the power to fix the salaries or other compensation of any officers or agents appointed pursuant to these Bylaws. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE V.

Capital Shares and Other Securities

Section 5.1.Form of Certificate. The shares of the Corporation shall be represented by certificates in such form as shall be determined by the Board; provided, that the Board may provide by resolution that some or all classes or series of capital stock shall be uncertificated shares.

Section 5.2.Transfer Agents. The Board may appoint one or more transfer agents and/or registrars, the duties of which may be combined and prescribe their duties.

Section 5.3.Record Ownership. The Corporation shall be entitled to treat the holder of record of any share of stock or any warrant, right or option  as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware.

Section 5.4.Dividends. Subject to the provisions of the Certificate of Incorporation and to applicable law, dividends on the outstanding shares of the corporation may be declared in such amounts and at such time or times as the Board may determine.

ARTICLE VI.

Indemnification and Insurance

Section 6.1.Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, or appeal thereof, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, but not limited to, all attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 6.2 of these Bylaws, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Article VI shall be a contract right and shall include the right to be paid by the Corporation the expenses (including, without limitation, attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VI or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers, or on such other terms and conditions as the Board may deem necessary or desirable.

Section 6.2.Right of Claimant to Bring Suit. If a claim under Section 6.1 of these Bylaws is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including, without limitation, attorneys’ fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board, or any portion thereof, independent legal counsel, or the Corporation’s stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including the Board, or any portion thereof, independent legal counsel, or the Corporation’s stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 6.3.Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.4.Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, to the fullest extent allowed by law, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 6.5.No Impairment. Neither any amendment, repeal or modification of this Article VI, nor the adoption of any provision of these Bylaws or of the Certificate of Incorporation that is inconsistent with this Article VI, shall eliminate or adversely affect the effect of this Article VI or any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, repeal, modification or adoption.

ARTICLE VII.

Forum Selection

Section 7.1 Forum for Certain Actions.

(a) Unless a majority of the Board, acting on behalf of the Corporation, consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any of its directors, officers or other employees arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws (in each case, as may be amended from time to time) or (iv) any action asserting a claim against the Corporation or any of its directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware, in all cases subject to the court’s having personal jurisdiction over all indispensable parties named as defendants.

(b) If any action the subject matter of which is within the scope of the immediately preceding clause (a) is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the immediately preceding clause (a) (an “Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

ARTICLE VIII.

Severability

If any provision (or any part thereof) of these Bylaws shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of these Bylaws (including, without limitation, each portion of any section of these Bylaws containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of these Bylaws (including, without limitation, each such portion containing any such provision held to be invalid, illegal or unenforceable) shall be construed for the benefit of the Corporation to the fullest extent permitted by law so as to (a) give effect to the intent manifested by the provision held invalid, illegal or unenforceable, and (b) permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service. Reference herein to laws, regulations or agencies shall be deemed to include all amendments thereof, substitutions therefor and successors thereto, as the case may be.

ARTICLE IX.

Miscellaneous

Section 9.1.Notices. Any notice required or permitted to be given to the Corporation, any stockholder, any director or any other person under these Bylaws may be given personally or by mail or electronic mail or other electronic transmission (subject to Section 232 of the DGCL) or, unless such notice is required to be given in writing, telephone.

Section97.2.Seal. The Corporation may have a corporate seal which shall be in such form as may be approved by the Board from time to time. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or any other manner reproduced.

Section 9.3.Fiscal Year. The fiscal year of the Corporation shall be fixed from time to time by resolution of the Board.

Section 9.4.Entire Board. As used in these Bylaws, “entire Board” means the total number of directors which the Corporation would have if there were no vacancies.

Section 9.5.Section Headings. The headings of the Articles and Sections of these Bylaws are inserted for convenience of reference only and shall not be deemed to be a part thereof or used in the construction or interpretation thereof.

Section 9.6.Gender. Whenever words of the masculine gender appear in these Bylaws, they shall be deemed to refer to both male and female persons.

Section 9.7.Amendment. These Bylaws, as now in effect or as hereafter amended from time to time, may be amended or repealed and new or additional Bylaws adopted by the Board or by the stockholders of the Corporation.